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                                                                    EXHIBIT 23.1




                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated May 8, 1997, included and incorporated by reference in D&K Healthcare Resources, Inc.'s (formerly D&K Wholesale Drug, Inc.) Form 10-K for the year ended March 28, 1997, as amended, and to all references to our firm included in this registration statement.



ARTHUR ANDERSEN LLP



St. Louis, Missouri,
  June 15, 1998